Exhibit 4.2

FORM OF

ICF INTERNATIONAL, INC.

AMENDED AND RESTATED REGISTRATION

RIGHTS AGREEMENT

Dated as of April 28, 2006

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 28, 2006, among ICF INTERNATIONAL, INC. (formerly named ICF CONSULTING GROUP HOLDINGS, INC.), a Delaware corporation (the “Company”) and each of the Persons listed on the signature pages hereof or Schedule A hereto and any Person who shall hereafter become a party to this Agreement (whereupon such Person shall be added to an amended Schedule A).

RECITALS

WHEREAS, in connection with the recapitalization of the Company in June 1999, the Company and its stockholders entered into the predecessor form of this Agreement (the “Original Agreement”);

WHEREAS, the Company is making plans for an initial public offering of its common stock (the “IPO”);

WHEREAS, it will not be possible for persons other than the Company and CM Equity Partners, L.P., CMEP Coinvestment ICF, L.P., CM Equity Partners II, L.P., CM Equity Partners II Co-Investors L.P. (collectively, the “CMEP Parties”) to sell Stock in the IPO;

WHEREAS, there exist certain Persons other than the original parties to this Agreement who own Stock or securities of the Company convertible into, or exercisable or exchangeable for, Stock;

WHEREAS, simultaneously with the closing of the IPO, the Company’s Management Shareholders Agreement will terminate by its terms;

WHEREAS, certain capitalized terms used herein are defined as provided in Section 3 hereof; and

WHEREAS, the parties hereto desire to confirm, on the signature pages hereof,

the number of shares of Stock each owns as of the date hereof with the understanding that such number of shares of Stock (subject to adjustment as a result of changes in Company’s capitalization, such as through a stock split and similar transactions) may be relied upon the Company and third parties;

NOW, THEREFORE, in consideration of the premises, and intending to legally be bound hereby, each of the parties hereto agrees as follows:

1. Waiver of Rights Under Original Agreement; Termination of Original Agreement; Confirmation of Stock Ownership; Effectiveness. Each of the parties hereto hereby (a) waives any rights it may have had to participate in the IPO under the Original Agreement; (b) agrees that the Original Agreement shall be terminated and of no further force and effect; and (c) agrees that the number of shares of Stock set forth opposite each party’s signature on the signature pages hereto accurately states the number of shares of Stock owned by, or the number of shares of Stock which other Registrable Securities are convertible into, or exchangeable or exercisable for, as of the date of this Agreement. This Amended and Restated Registration Rights Agreement shall be effective (and the Original Agreement terminated) when counterparts hereof have executed and delivered by the holders of more than 50% of the Stock subject to the Original Agreement other than Stock held by the CMEP Parties, and the Company shall date the Agreement accordingly.

2. Registration Under Securities Act.

2.1 Incidental Registration.

(a) Right to Include Registrable Securities. If the Company at any time after the closing of the IPO (or if the IPO does not close for any reason, after the IPO has been abandoned) proposes to register any of its Stock under the Securities Act by registration on any form other than Forms S-4 or S-8 (or successor forms) (each such proposed registration, a “Registration”), each such time the Company shall give written notice (a “Registration Notice”) to all registered holders of Registrable Securities who are then parties to this Agreement (collectively, “Holders”) of such intention (including a minimum price for purposes of this Agreement (the “Minimum Price”)) and of such Holders’ rights under this Section 2.1. Holders who wish to include all or a portion of their Registrable Securities in a Registration (a “Requesting Holder”) shall deliver a written request (an “Inclusion Request”) to the Company specifying the number of such Requesting Holder’s Registrable Securities to be included in such Registration. An Inclusion Request shall be made as promptly as practicable and in any event within 30 days after the receipt of a Registration Notice from the Company, provided that an Inclusion Request shall be made within 15 days (if such date is earlier than the date required by the first clause of this sentence) of the Company’s notification to Holders, that (i) such registration will be on Form S-3 (or a successor form) and (ii) such shorter period of time is required because of a planned filing date. Notice of such expedited response time may be given as part of the Registration Notice or thereafter by telephone or facsimile followed by written confirmation (the date of such notice shall be the date of such telephonic or facsimile notification).

Subject to the provisions of this Section, the Company will use its commercially reasonable efforts to effect registration under the Securities Act of all Registrable Securities for which the Company has received Inclusion Requests, provided that the Company shall not be required to make any efforts to include such Registrable Securities in a Registration if neither the CMEP Parties nor any transferee of the CMEP Parties are participating as sellers in such Registration (whether pursuant to this Agreement or otherwise). Upon notification to the

Company by the managing underwriter of the public offering pursuant to which a Registration is effected of the price at which the Company is to sell its Stock, if such price is at or above the Minimum Price, the Company shall include the Registrable Securities of such Requesting Holder in such Registration and each Requesting Holder shall be obligated to sell such Registrable Securities unless the CMEP Parties elect not to sell Registrable Securities.

Notwithstanding anything to the contrary contained herein, if at any time prior to the effective date of the Registration, the Company determines for any reason or no reason not to register the securities proposed to be registered, upon written notice of such determination to each Requesting Holder, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such Registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

(b) Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform the Company in writing of its opinion that (i) the number or type of Registrable Securities to be included in the registration of such underwritten offering would materially adversely affect such offering, then the Company shall include in its proposed registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, first, all securities of the Company to be sold for its own account, and second, such Registrable Securities requested to be included in such registration pursuant to this Agreement, pro rata (based on the number of Registrable Securities requested to be included therein by each Requesting Holder among such Requesting Holders) or (ii) the number of Registrable Securities to be included by specified

Holders in the registration of such underwritten offering would materially adversely affect such offering, then the Company shall include in its proposed registration only the number from such Holders which the Company is so advised can be sold without such adverse effect. The Company shall promptly notify the Requesting Holders of such determination.

(c) Expenses. The Company will pay all Registration Expenses in connection with any registration contemplated pursuant to this Section 2.1.

2.2 Registration Procedures. Upon the receipt of an Inclusion Request meeting the requirements of Section 2.1, the Company will use commercially reasonable efforts to:

(i) prepare and file with the Commission a registration statement to effect a registration pursuant to Section 2.1 and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

(ii) furnish to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

(iii) (x) register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) keep such registration or qualification in effect for so long as such registration statement remains in effect and (z) take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision, be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(iv) cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the reasonable opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(v) if reasonably requested, furnish at the effective date of such registration statement to each seller of Registrable Securities, and the underwriters, if any, a signed counterpart of:

(x) an opinion of counsel for the Company, dated the effective date of such registration statement and, if applicable, the date of the closing under the underwriting agreement;

(y) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement (and the prospectus included therein); and

(z) in each case covering substantially the same matters with respect to such registration statement as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants’ comfort letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as the underwriters may reasonably request;

(vi) within a reasonable period of time after discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months after the effective date of such registration statement), an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder covering a period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement;

(viii) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

(ix) list all Registrable Securities covered by such registration statement on any national securities exchange on which Registrable Securities of the same class covered by such registration statement are then listed and, if no such Registrable Securities are so listed, on any national securities exchange on which the Stock is then listed.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vi) of this Section 2.2, such holder will forthwith discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vi) of this Section 2.2 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

2.3 Incidental Underwritten Offerings. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.1 and such securities are to be distributed by or through one or more underwriters (all of whom shall be selected by the Company), the Company will, if requested by any Requesting Holder of Registrable Securities, use its commercially reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters, subject to the provisions of Section 2.1(b). The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters.

2.4 Preparation: Reasonable Investigation. In connection with the preparation and filing of any registration statement under the Securities Act pursuant to this Agreement, the Company will give a representative of the holders of a majority of the Registrable Securities to be registered under such registration statement, the underwriters, if any, and their respective counsel the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that such participation and access will be provided by the Company only after the party seeking such participation or access executes an agreement to maintain disclosed information in confidence within the meaning of Rule 100(b)(2)(ii) under the Securities Act.

2.5 Indemnification.

(a) Indemnification by the Company. The Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1, each seller of any Registrable Securities covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls (within the meaning of the Securities Act or the Exchange Act, a “controlling person”) such seller or any such underwriter, and their respective directors, officers, members, partners, agents and affiliates, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or any such director, officer, partner, member, agent, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated

therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller or underwriter and each such director, officer, partner, member, agent, affiliate and controlling person for any reasonable legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement of any material fact contained in any such registration statement, preliminary prospectus, final prospectus or summary prospectus contained therein or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading in a prospectus or prospectus supplement, if such untrue statement or omission is completely corrected in an amendment or supplement to such prospectus or prospectus supplement, and the seller of Registrable Securities thereafter fails to deliver such prospectus or prospectus supplement as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to any person asserting a loss, claim, damage or liability after the Company has furnished such seller with a sufficient number of copies of the same. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or underwriter or any such director, officer, member, partner, agent, affiliate or controlling person of such Seller and shall survive the transfer of such securities by such seller or underwriter.

(b) Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.5(a)) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who is a controlling person of the Company or any such underwriter with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 2.5(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

(c) Notices of Claims, etc. Promptly after receipt by an

indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.5(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.5, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and another indemnified party is, or is reasonably likely to become, a party, each such party shall have the right to employ separate counsel at the indemnifying party’s expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to one indemnified party that is different from or additional to those available to the other indemnified party or (b) any conflict or potential conflict exists between the indemnified parties that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this Section 2.5 for more than one firm of attorneys representing the indemnified parties (together, if appropriate, with one firm of local counsel per jurisdiction) in any one legal action or group of related legal actions. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as a term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.5 shall for any reason be held by a court to be unavailable to an indemnified party under Section 2.5(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 2.5(a) or (b), the indemnified party and the indemnifying party under Section 2.5(a) or (b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such sellers from the offering of the securities covered by such registration statement, provided, that for purposes of this clause (ii), the relative benefits received by the sellers shall be deemed not to exceed the amount of proceeds received by such sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such sellers’ obligations to contribute as provided in this Section 2.5(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person’s consent, which consent shall not be unreasonably withheld.

(e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 2.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

(f) Indemnification Payments. The indemnification and contribution required by this Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

2.6 Limitations on Written Materials. Each holder of Registrable Securities agrees not to use any written materials to offer or sell Registrable Securities other than the prospectus provided by the Company for that purpose or as otherwise consented to in writing by the Company.

3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Stock” shall mean and include the Common Stock of the Company and each other class of capital stock of the Company that does not have a preference over any other class of capital stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company and, in each case, shall include any other class of capital stock of the Company into which such stock is reclassified or reconstituted or any class of stock or equity interest of any entity into which the Company may be merged or consolidated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any superseding federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such superseding federal statute.

“Person” means any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind and shall include any successor (by merger or otherwise) of such entity.

“Registrable Securities” means any Stock or securities convertible into or exchangeable or exercisable for Stock, in any case owned by a party to this Agreement; provided that as to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they may be sold as permitted by Rule 144 (or any successor provision) under the Securities Act without reference, for this purpose, to any volume limitation thereunder, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of such distribution under the Securities Act, or (d) they shall have ceased to be outstanding.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with Section 2, including, without limitation, all registration and filing fees, all fees of the New York Stock Exchange, The Nasdaq Exchange, other national securities exchanges or the National Association of Securities Dealers, Inc., all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of “comfort” letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the Registrable Securities) and the reasonable fees and expenses of one counsel to the Requesting Holders (selected by Requesting Holders representing at least 50% of the Registrable Securities covered by such registration); provided, however, that in the event the Company shall determine, in accordance with Section 2.1(a), not to register any securities with respect to which it had given written notice of its intention to so register to holders of Registrable Securities, all of the costs of the type (and subject to any limitation to the extent) set forth in this definition and incurred by Requesting Holders in connection with such registration on or prior to the date the Company notifies the Requesting Holders of such determination shall be deemed Registration Expenses.

“Requesting Holder” is defined in Section 2.1.

“Securities Act” means the Securities Act of 1933, as amended, or any superseding federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.

4. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

5. Amendments and Waivers. This Agreement may be amended or terminated with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least 50% of the Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of

Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

7. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing, shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery, addressed as set forth on the signature pages hereof or at such other address as a party shall have furnished to the Company in writing in the manner set forth herein. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by a courier, if delivered by overnight courier service; three business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

9. Calculation of Percentage Interests in Registrable Securities. For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of outstanding shares of Stock which constitute Registrable Securities at the time such calculation is made.

10. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities, or modify, amend, supplement or extend any existing agreement with respect to its securities, which is or will be inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

11. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

12. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

13. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

14. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

16. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ICF INTERNATIONAL, INC.

By:
Name:
Title:

Address for Notices:
9300 Lee Highway
Fairfax, Virginia 22031
Attn: Chief Executive Officer
Facsimile: 703-934-3675

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